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                                                                   EXHIBIT 10.40





                                CREDIT AGREEMENT


                                 By and Between


                         INOVISION-MEDCLR-NCOP-F, L.L.C.
                                   as Borrower


                                       and


                            CFSC CAPITAL CORP. XXXIV
                                   as Lender,


                            Dated as of March 9, 2001










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                                CREDIT AGREEMENT

                  This Credit Agreement (this "Agreement") is made as of March 9, 2001, by and between INOVISION-MEDCLR-NCOP-F, L.L.C., a Delaware limited liability company (the "Borrower") and CFSC CAPITAL CORP. XXXIV, a Delaware corporation (the "Lender").

                                    Recitals

                  WHEREAS, the Borrower may from time to time wish to purchase a pool or pools of assets, which assets include delinquent or charged off health care or utility consumer accounts, bad, dishonored and returned checks, and/or other delinquent or deficiency consumer obligations.

                  WHEREAS, the Borrower has requested that the Lender consider making loans to the Borrower from time to time to finance a portion of the purchase price to be paid by the Borrower for such pools of accounts.

                  WHEREAS, the Lender has agreed to consider making such financing available to the Borrower pursuant to the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Lender and the Borrower hereby agree as follows:

                                    ARTICLE I

                                   Definitions

                  Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in the preamble hereto have the meanings therein assigned to them;

                  (b) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and





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                  (d) all accounting terms, unless otherwise specified, shall be deemed to refer to Persons and their subsidiaries on a consolidated basis in accordance with GAAP.

                  "Accepted Borrowing Request" shall have the meaning set forth in Section 2.1(b).

                  "Account" means an obligation of an Obligor to pay money, whether under an account owing to a provider of health care products or services, account owing to a utility provider (including without limitation providers of electrical, water, gas, cable, internet services, cellular, telecom and sewer utilities and services), open account balance, installment sales or payment agreement, deferred payment contract or any other arrangement whatsoever, or a check, as set forth and described in a Purchase Agreement, and all unpaid balances due from the Obligors with respect to such obligations, together with all documents evidencing such Obligors' agreement to make payment of such unpaid balances, including without limitation each agreement, and each promissory note, loan agreement, receivable, chattel paper, check, instrument, payment agreement, contract, installment sales agreement or other obligation or promise to pay of an Obligor, all as described and referred to in a Purchase Agreement.

                  "Adequate Security" means security acceptable to the Lender in the exercise of its reasonable discretion in light of all circumstances in connection with the tender of such security, whether in the nature of payment, documentation, indemnity or a combination thereof.

                  "Affiliated Party" means a Person which is (a) related (by blood or marriage) to, controlling or controlled by, or under common control with, or common ownership of, the Borrower, the Servicer or the Parent or (b) any member or equity holder of the Borrower, the Servicer or the Parent which holds nine percent (9%) or more of the membership or other equity interests in the Borrower, the Servicer or the Parent; provided, that, Robert E. Jenkins and Gold Key Credit, Inc. shall not be considered Affiliated Parties so long as Warren Dedrick holds no equity or other financial interest in Gold Key Credit, Inc.

                  "Agreement" means this Credit Agreement and all exhibits, amendments and supplements hereto.

                  "Asset" shall mean, with respect to an Asset Pool, each Account and any property or other right obtained by the Borrower in connection with collection of any such Account or in substitution therefor, all of which constituting a part of the Asset Pool into which such Account was initially delivered.




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                  "Asset Pool" shall mean all Accounts and other Assets
described in a Borrowing Request or an Accepted Borrowing Request, as the context may require, together with (a) each and every Asset obtained in replacement or satisfaction of or substitution for, any such Account so purchased, (b) each and every item of property obtained by the Borrower as a result of its collection activities with respect to any such Account, (c) each and every item of collateral or security, including all security interests, liens, guarantees and other interests securing payment of any Account, and all other rights and interests of the Borrower with respect to each Account, (d) each judgment rendered against an Obligor in respect of an Account, together with all lien rights related thereto, (e) Asset Pool Proceeds derived from or paid or payable with respect thereto, together with any and all earnings thereon and (f) each and every other right, claim and interest associated therewith.

                  "Asset Pool Equity Contribution" shall mean, with respect to each Asset Pool (or the applicable portion of an Asset Pool in connection with a Forward Flow Purchase Agreement), that portion of the Total Cost of an Asset Pool (or the applicable portion of an Asset Pool in connection with a Forward Flow Purchase Agreement) not funded with proceeds of a Loan, which, unless otherwise approved by the Lender in an Approved Borrowing Request, shall be ten percent (10%) of such Total Cost.

                  "Asset Pool Proceeds" shall mean, with respect to an Asset Pool, any and all payments, revenues, income, receipts, collections, recoveries and other proceeds or assets received with respect to such Asset Pool, including (without limitation) (a) payments of principal, interest, fees, late charges, insufficient funds charges, guaranty payments and any interest thereon, credit insurance payments and other cash receipts on account of any Asset in such Asset Pool, (b) interest on the Collateral Account or any other account created in connection herewith, (c) legal fees, credit insurance costs, guaranty fees and other amounts recovered on account of any Asset in such Asset Pool, to the extent the obligation giving rise thereto has previously been paid or is otherwise not due and payable with any such receipts and (d) settlements, compromises, liquidations, foreclosure proceeds, dispositions, sales, transfers or other proceeds, whether cash or otherwise, received as a result of or in any way in connection with collection activities related to any Asset or in connection with the sale, transfer or disposition of any Asset constituting a part of such Asset Pool and (e) payments, fees, rebates, refunds, commissions, kickbacks, rakeoffs, discounts, deductions, whether cash or otherwise, received by Borrower, or any Affiliated Party, as a result of or in any way in connection with collection activities related to any Asset or in connection with the sale, disposition or transfer of any Asset constituting a part of such Asset Pool.

                  "Asset Pool Seller" shall mean, with respect to an Asset Pool, the party described in a Borrowing Request which has agreed to sell a specified Asset Pool to the Borrower pursuant to the terms and conditions of a Purchase Agreement; provided, that, in connection with an assignment of a Purchase Agreement to the Borrower from the Parent or a Purchase Affiliate, as applicable, in connection with Section 2.1(g) hereof, the Asset Pool Seller shall be deemed to be the Person (who shall not be an Affiliated Party) initially selling such Asset Pool to the Parent or Purchase Affiliate, as applicable.






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                  "Asset Pool Shortfall Amount" shall have the meaning set forth in Section 2.9.

                  "Base Rate" shall mean the rate of interest published from time to time as the "prime rate" in the Wall Street Journal under the heading Money Rates, with each change in the base rate becoming effective on the corresponding day any change in such "prime rate" is so published; provided, however, that (i) if more that one such "prime rate" is published therein, the base rate shall be the highest such rate and (ii) if the "prime rate" is no longer published therein, the base rate shall be a substantially comparable index selected by the Lender in its reasonable discretion.

                  "Borrower" shall have the meaning specified in the preamble.

                  "Borrowing Date" shall have the meaning specified in Section 2.1(d).

                  "Borrowing Request" shall have the meaning set forth in
Section 2.1(a).

                  "Borrowing Request Threshold Amount" means two million dollars ($2,000,000).

                  "Business Day" shall mean any day other than (a) a Saturday or Sunday and (b) a day on which banking institutions in the states of New York or Minnesota are authorized or obligated by law, executive order or governmental decree to be closed.

                  "Change of Control" shall mean:

                  (a) any event, circumstance or occurrence (i) that results in the Parent holding and owning less than one hundred percent (100%) of the issued and outstanding equity interests in the Borrower, free and clear of all liens, security interests and other encumbrances, (ii) that results in NCOP holding and owning less than one hundred percent (100%) of the issued and outstanding equity interests in NCOP/Nevada, free and clear of all liens, security interests and encumbrances, (iii) that results in NCOP/Nevada holding and owning less than one hundred percent (100%) of the issued and outstanding equity interests in NCOP/Marlin, (iv) that results in (1) Warren Dedrick, (2) family and estate planning trusts or comparable estate planning entities with respect to which Mr. Dedrick retains the ability to vote all shares of Marlin Integrated Capital Holding Corporation, a Delaware corporation, held therein, or (3) other corporations, limited liability companies or partnerships wholly owned by Mr. Dedrick (together with the entities described in (2) above), holding and owning less than eighty percent (80%) of the issued and outstanding stock of Marlin Integrated Capital Holding Corporation, free and clear of all liens, security interests and other encumbrances, or (v) that results in Marlin owning and holding less than one hundred percent (100%) of the issued and outstanding equity interests of IMNV; or (vi) that results in either NCOP/Marlin or IMNV holding and owning less than fifty percent (50%), respectively, of the issued and outstanding equity interests in the Parent,





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                  (b) Warren Dedrick shall cease to be the President or Chairman of Marlin,

                  (c) Warren Dedrick shall cease to be a member of the boards of managers of the Parent or the Borrower, or his powers and responsibilities on such boards of managers shall be substantially changed from the respective powers and responsibilities delegated as of the date of this Agreement, or

                  (d) the filing of a petition under the United States Bankruptcy Code naming the Borrower or the Parent as debtor.

                  "Collateral Account" shall have the meaning set forth in
Section 2.7.

                  "Collateral Account Agreement" shall mean the Collateral Account Agreement by and among the Borrower, the Servicer, the Lender and the Collateral Agent as to the deposit of Asset Pool Proceeds to one or more Collateral Accounts.

                  "Collateral Agent" shall initially mean Mellon Bank, N.A., and if thereafter replaced, shall mean any replacement or permitted successor or assignee thereof pursuant to the Collateral Account Agreement.

                  "Collection Period" shall mean, with respect to an Asset Pool, a period commencing on the initial Borrowing Date for such Asset Pool and continuing through and including Sunday of that week and thereafter each period commencing on Monday of each week and continuing through the following Sunday (unless otherwise agreed to in writing by the Lender and the Borrower) until all Assets constituting a part of such Asset Pool have been collected, sold, abandoned or otherwise disposed of to the satisfaction of the Borrower and the Lender.

                  "Contingent Payment" shall mean, with respect to each Asset Pool, a payment in an amount equal to the amount determined by multiplying the Contingent Payment Percentage and the amount of all remaining Asset Pool Proceeds generated from Assets in such Asset Pool after the payments contemplated in Section 2.8(a) through (h) have been made with respect to such Asset Pool.

                  "Contingent Payment Percentage" shall mean, with respect to each Asset Pool, fifty percent (50%).

                  "Default" shall mean an event that, with giving of notice or passage of the grace period (if any) or both, would constitute an Event of Default.

                  "Default Rate" shall have the meaning set forth in Section
(b).





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                  "Distribution Date" shall mean, with respect to an Asset Pool,
Wednesday of each week (unless otherwise agreed in writing by the Lender and the Borrower) commencing on the first such specified day following a Borrowing Date and continuing thereafter until all Assets constituting a part of such Asset
Pool have been collected, sold, abandoned or otherwise disposed of to the satisfaction of the Borrower and the Lender; provided, however, that if on the last day of any Collection Period Asset Pool Proceeds then on deposit in the Collateral Account are less than $20,000 the Wednesday following such Collection Period shall not constitute a Distribution Date hereunder unless such Wednesday is the last Wednesday of the month, in which event such Wednesday shall constitute a Distribution Date hereunder regardless of the amount of Asset Pool Proceeds then on deposit in the Collateral Account.

                  "Distribution Report" shall have the meaning set forth in
Section 2.7.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Default" shall have the meaning specified in Section 8.1.

                  "Exclusivity Agreement" means that certain letter agreement of even date herewith among the Lender, the Borrower, the Servicer, Warren Dedrick, Michael Barrist and certain other related parties as therein described, as to the Lender's exclusive right to finance Assets acquired by such parties and other Affiliated Parties as described therein.

                  "Facility Termination Date" shall mean (i) the date upon which the Borrower has completed full performance of the Obligations, or (ii) after the occurrence of an Event of Default, the date so declared by the Lender after the Lender has fully exercised all of its rights and remedies hereunder.

                  "Floating Rate" shall mean, with respect to a Loan, an annual rate of interest equal to the Base Rate plus four and one quarter percent (4.25%).

                  "Forward Flow Purchase Agreement" shall have the meaning specified in Section 2.1(c).

                  "Funding Termination Date" shall mean (i) the earlier of (a) March 9, 2005, or (b) the date the Lender demands payment of the Obligations pursuant to Section 8.2, or (ii) the date upon which a Change of Control is effective, upon written declaration of the Lender to the Borrower that it will no longer consider Borrowing Requests, or (iii) the date upon which the Lender delivers a written declaration to the Borrower that it will no longer consider Borrowing Requests pursuant to Section 8.3.

                  "GAAP" shall mean generally accepted accounting principles.





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                  "IMNV" shall mean IMNV Holdings, LLC, a Delaware limited
liability company and a member of the Parent.

                  "Indemnitees" shall have the meaning specified in Section 9.6.

                  "Lender" shall have the meaning specified in the preamble.

                  "Lender Affiliate" shall mean any Person directly or indirectly controlling or controlled by or under direct or common control with the Lender, or any Person that has purchased undivided participating interests in a Note pursuant to a participation interest sale agreement. For purposes of this definition, "control" when used with respect to any specified Person, means ownership of a majority of the voting ownership interests of the Person controlled.

                  "Loan" shall mean, with respect to an Asset Pool, the loan made by the Lender to the Borrower pursuant to Section 2.1.

                  "Loan Collateral" shall have the meaning set forth in Section 3.1.

                  "Loan Costs" shall mean those out-of-pocket payments, costs and expenses paid or incurred by the Lender pursuant to Section 9.5.

                  "Loan Documents" shall mean this Agreement, the Security Agreement, the Collateral Account Agreement, the Servicing Agreement, the Exclusivity Agreement, and, as and when issued, each Note and any other instrument, document or agreement entered into by the Borrower or the Servicer for the benefit of the Lender to evidence or secure any Loan, in each case as amended, supplemented or modified with the consent of the Lender from time to time.

                  "Loan Maturity Date" shall mean, with respect to a Loan, the final maturity date specified in the Note evidencing the Borrower's obligation to repay such Loan, which shall be: (a) twenty-four (24) months after the initial funding date with respect to a Loan that is not financing Accounts in connection with a Forward Flow Purchase Agreement, (b) twenty-seven (27) months after the initial funding date with respect to a Loan that is financing Accounts in connection with a Forward Flow Purchase Agreement of less than or equal to six (6) months, and (c) thirty (30) months after the initial funding date with respect to a Loan that is financing Accounts in connection with a Forward Flow Purchase Agreement of greater than six (6) months.

                  "Marlin" when not used as a part of another defined term herein, shall mean Marlin Integrated Capital Holding Corporation, a Delaware corporation.





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                  "MIM" shall mean MIM Servicing, L.L.C., a Delaware limited liability company.

                  "NCOP" shall mean NCO Portfolio Management, Inc., a Delaware corporation, formerly known as NCO Portfolio Funding, Inc.

                  "NCOP/Marlin" shall mean NCOP/Marlin, Inc., a Nevada corporation and a member of the Parent.

                  "NCOP/Nevada" shall mean NCOP Nevada Holdings, Inc., a Nevada corporation.

                  "Note" shall mean, with respect to an Asset Pool, the promissory note of the Borrower payable to the order of the Lender, as described in Section 2.2, evidencing a Loan made by the Lender with respect to such Asset Pool pursuant to Section 2.1, including all replacements, extensions, restatements and substitutions therefor.

                  "Obligations" shall mean each Note and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender under this Agreement or any other Loan Document, whether such debt, liability or obligation now exists or is hereafter created or incurred and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several.

                  "Obligor" shall mean the customer, obligor, maker, borrower or other party primarily obligated to pay an Account.

                  "Parent" shall mean Inovision-Medclr-NCOP Ventures, L.L.C., a Delaware limited liability company.

                  "Permitted Lien" shall mean

                  (i) a lien for a tax, assessment or other governmental charge not yet due and payable, or which is being contested in good faith by appropriate proceedings, which, during the pendency thereof prevents
         (a) the collection of, or realization on the lien, tax, assessment or other governmental charge so contested, (b) the sale, forfeiture or loss of any Asset or any part thereof, and (c) any interference with the collection or use of any Asset or any portion thereof, and for which the Borrower has made adequate reserves therefor in accordance with GAAP, and has given the Lender such security therefor as may be demanded by the Lender; and





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                  (ii) a lien for which the Borrower, within ten (10) days of its attachment, has provided evidence reasonably satisfactory to the Lender that the same shall have been satisfied and terminated.

                  "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" shall mean an employee benefit plan or other plan maintained for employees and covered by Title IV of ERISA.

                  "Projected Accrual Schedule" shall have the meaning set forth in Section 2.1(a).

                  "Purchase Affiliate" shall mean any Person other than the Parent, Borrower or Servicer, directly or indirectly controlling or controlled by or under direct or indirect common control with the Parent.

                  "Purchase Agreement" shall mean the asset or account purchase and sale agreement by and between the Borrower and an Asset Pool Seller pursuant to which such Asset Pool Seller agrees to sell a specified Asset Pool to the Borrower for a specified purchase price; provided, that, in connection with an assignment to the Borrower of a Purchase Agreement from the Parent or a Purchase Affiliate, as applicable, in connection with Section 2.1(g) hereof, the Purchase Agreement shall be deemed to be the asset or account purchase and sale agreement by and between the Parent or Purchase Affiliate, as applicable, and the seller named therein, as the same shall have been assigned to the Borrower in accordance with Section 2.1(g) and the Exclusivity Agreement.

                  "Purchase Expenses" shall mean, with respect to an Asset Pool (or the applicable portion of an Asset Pool in connection with a Forward Flow Purchase Agreement), the lesser of (a) the maximum estimated expenses to be incurred in connection with the purchase of an Asset Pool (or the applicable portion of an Asset Pool in connection with a Forward Flow Purchase Agreement), as set forth in the related Borrowing Request, or (b) the sum of (i) any brokers' fees incurred in connection with acquisition of an Asset Pool (or the applicable portion of an Asset Pool in connection with a Forward Flow Purchase Agreement), not to exceed one percent (1%) of the proposed purchase price for such Asset Pool (or the applicable portion of an Asset Pool in connection with a Forward Flow Purchase Agreement) and (ii) the out-of-pocket legal costs and expenses incurred by the Borrower and the Lender in connection with the negotiation, preparation and consummation of the related Purchase Agreement, the closing of the purchase by the Borrower of such Asset Pool (or the applicable portion of an Asset Pool in connection with a Forward Flow Purchase Agreement) and the making of the Loan or Loans secured by such Asset Pool (or the applicable portion of an Asset Pool in connection with a Forward Flow Purchase Agreement) and (iii) out-of-pocket costs and expenses incurred by the Borrower in connection with its due diligence investigation of the Asset Pool (or the applicable portion of an Asset Pool in connection with a Forward Flow Purchase Agreement), but only to the extent such costs and expenses have been included in a due diligence budget submitted to and approved by the Lender in advance.





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                  "Response Period" shall have the meaning specified in Section
2.1(a).

                  "Security Agreement" shall mean the Security Agreement from the Borrower to the Lender pursuant to which the Borrower grants to the Lender a security interest in, among other things, all Loan Collateral to secure payment of the Obligations.

                  "Servicer" shall initially mean NCO Financial Systems, Inc., a Delaware corporation, and, if thereafter replaced, shall mean any replacement or permitted successor or assign thereof pursuant to the terms and conditions of the Servicing Agreement.

                  "Servicing Agreement" shall have the meaning set forth in
Section 3.3.

                  "Servicer Default" shall have the meaning given to it in the Servicing Agreement.

                  "Servicing Fee" shall mean, with respect to an Asset Pool, the fee calculated in accordance with the Servicing Agreement, unless otherwise agreed by the Lender, the Servicer and the Borrower in an Accepted Borrowing Request

                  "Total Cost" shall mean, with respect to an Asset Pool (or the applicable portion of an Asset Pool in connection with a Forward Flow Purchase Agreement), an amount equal to the sum of (a) the price actually paid by the Borrower to purchase such Asset Pool (or the applicable portion of an Asset Pool in connection with a Forward Flow Purchase Agreement) pursuant to the related Purchase Agreement (or related Forward Flow Purchase Agreement) (which in no event shall be greater than the purchase price (and closing adjustments) with respect thereto approved by the Lender in the Accepted Borrowing Request for such Asset Pool) and (b) all Purchase Expenses actually incurred by the Borrower or the Lender in connection with consummation of such purchase by the Borrower, or making of the Loan to finance such purchase.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in Minnesota or in any state whose laws are held to govern the creation, perfection or foreclosure of any security interest granted pursuant to the Security Agreement.

                  "Underwriting and Marketing Agreement" shall mean an agreement among MIM, the Borrower, Inovision-Medclr-NCOP-NF, L.L.C. and the Parent pursuant to which MIM agrees to provide certain underwriting and marketing services, in form and content acceptable to the Lender.






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                  "Underwriting and Marketing Fee" shall mean a fee payable to
MIM pursuant to the Underwriting and Marketing Agreement in an amount approximately equal to MIM's actual reasonable costs of providing the services described in the Underwriting and Marketing Agreement, but in no event to exceed seven and three-quarters percent (7.75%) of the Asset Pool Proceeds actually collected by the Servicer, which shall be subject to review and modification from time to time by the Lender and MIM; provided, that, in determining such costs, to the extent such fee does not cover all costs in one period, such uncovered costs shall be carried over to subsequent periods for purposes determining the appropriate amount of such fee.

                                   ARTICLE II

                                 LOAN FACILITIES

                  Section 2.1  Loans to Purchase Asset Pools.

                  (a) Requests for Borrowing. From time to time during the period from the date hereof to and including the Funding Termination Date, the Borrower may present to the Lender written information describing a particular Asset Pool (i) with respect to which the Borrower intends to submit an offer to purchase and (ii) requesting that the Lender make a Loan to the Borrower to finance ninety percent (90%) of the Total Cost of such Asset Pool. Each such request for a Loan hereunder shall be in substantially the form of Exhibit A hereto (each a "Borrowing Request"), and shall be accompanied by the relevant bid package (including, if available, the proposed Purchase Agreement (or Forward Flow Purchase Agreement, if applicable and available) to be entered into if the Borrower is the successful bidder for such Asset Pool (or in the case of a Purchase Agreement assigned by the Parent or a Purchase Affiliate, as applicable, in connection with Section 2.1(g), the Purchase Agreement so assigned), all relevant information known to the Borrower regarding the Accounts comprising such Asset Pool, the proposed Servicing Fee for collection of such Accounts, projections of the Borrower's anticipated recoveries, cash flows and net returns to be obtained upon collection of such Accounts, a projection of the combined interest and Contingent Payments to be paid to the Lender over the expected term of such Asset Pool as contemplated in Treasury Regulation ss. 1.1275-4(b), which projection shall constitute the accrual for federal income tax purposes, of the Borrower's interest deductions and the Lender's interest income with respect to such Asset Pool (the "Projected Accrual Schedule") and such other information as the Lender may reasonably request. The Lender shall accept or reject a Borrowing Request within (a) three (3) Business Days if the Asset Pool to be purchased in connection therewith has an anticipated purchase price (as described in the submitted Borrowing Request) less than or equal to the Borrowing Request Threshold Amount, or (b) ten (10) Business Days if the Asset Pool to be purchased in connection therewith has an anticipated purchase price (as described in the submitted Borrowing Request) greater than the Borrowing Request Threshold Amount ((a) or
         (b), as applicable, being the "Response Period"), after receipt thereof from the Borrower. The Lender's failure to accept a Borrowing Request within the Response Period shall be deemed a rejection of the Borrowing Request by the Lender. Notwithstanding anything in the foregoing to the contrary, the Lender's decision to accept or reject a Borrowing Request shall be in the Lender's sole and absolute discretion and the Lender may decline any Borrowing Request for any reason (or no reason), without notification, justification or explanation, and without regard to whether or not the Lender has given any prior indication of interest or oral approval with respect to the specified Asset Pool.





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                  (b) Acceptance of Borrowing Request. Any acceptance of a
         Borrowing Request shall be evidenced by the Lender's execution and return to the Borrower of such Borrowing Request, and shall be subject to all terms and conditions of this Agreement and in the Borrowing Request so accepted (each an "Accepted Borrowing Request"). An Accepted Borrowing Request delivered to the Borrower by the Lender shall constitute the Lender's commitment, subject to satisfaction of all applicable terms and conditions of this Agreement, to make a Loan to the Borrower to fund ninety percent (90%) of the Total Cost of the Asset Pool, as set forth in such Accepted Borrowing Request; provided, however, that the Lender's commitment to make a Loan to the Borrower to finance the purchase of an Asset Pool shall not constitute a revolving commitment and the Borrower shall have no right to reborrow any amounts repaid to the Lender pursuant to an Accepted Borrowing Request. An Accepted Borrowing Request shall expire and shall have no further force or effect if (i) the Borrower is not the successful bidder for the specified Asset Pool at a purchase price which is not in excess of the anticipated purchase price described in such Borrowing Request, (ii) the Borrower does not consummate its purchase of such Asset Pool pursuant to the terms and conditions of the related Purchase Agreement and as contemplated in the related Accepted Borrowing Request within thirty (30) calendar days following issuance of the Accepted Borrowing Request by the Lender (unless (A) such period of time is extended in writing by the Lender or (B) the Asset Pool Seller has unilaterally extended the closing date for purchase of an Asset Pool and the Borrower is unable to contest any such extension) or (iii) a Default or Event of Default shall occur and shall be continuing under this Agreement.






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                  (c) Additional Provisions Relating to Accounts and other
         Assets Purchased under Forward Flow Purchase Agreements. The Borrower and the Lender contemplate that certain of the Purchase Agreements will provide for the purchase by the Borrower from an Asset Pool Seller of Accounts and other Assets on a periodic basis for a specified period of time (for example, the monthly purchase of Accounts and other Assets during a specified period of time) (each such Purchase Agreement is herein called a "Forward Flow Purchase Agreement"). All Accounts and other Assets purchased by the Borrower during a period of twelve (12) months (or such shorter period as the Lender shall agree to in writing) under a Forward Flow Purchase Agreement shall constitute a single Asset Pool for all purposes of this Agreement and the other Loan Documents. The Loan made by the Lender with respect to an Asset Pool purchased by the Borrower under a Forward Flow Purchase Agreement shall be made in multiple advances, with each such advance of the Loan occurring on the date that the Borrower makes one of the periodic purchases of the Accounts and other Assets under such Forward Flow Purchase Agreement; provided, that, advances shall be made no more often than once per month for any Asset Pool. In addition to the items required by Section 2.1(a), a Borrowing Request related to a Forward Flow Purchase Agreement shall contain the Borrower's good faith estimate of the total amount of all Accounts and other Assets to be purchased under the Forward Flow Purchase Agreement for a period not to exceed twelve (12) months (or such shorter period as the Lender shall agree to in writing) (regardless of the duration of the purchasing period under the Forward Flow Purchase Agreement) and the Borrower's good faith estimate of the Total Cost of all Accounts and other Assets to be purchased under the Forward Flow Purchase Agreement for a period not to exceed twelve (12) months (or such shorter period as the Lender shall agree to in writing) (regardless of the duration of the purchasing period under the Forward Flow Purchase Agreement). The Lender shall accept or reject a Borrowing Request related to a period of twelve (12) months (or such shorter period as the Lender shall agree to in writing) under a Forward Flow Purchase Agreement in accordance with the provisions of Sections 2.1(a) and (b); provided, however, an Accepted Borrowing Request related to a Forward Flow Purchase Agreement shall only constitute the Lender's commitment to make a Loan to fund ninety percent (90%) of the Total Cost of the Asset Pool being purchased under such Forward Flow Purchase Agreement for such period of twelve (12) months (or such shorter period as the Lender shall agree to in writing) as estimated by the Borrower in the Accepted Borrowing Request related to such Forward Flow Purchase Agreement. In the event that the Borrower determines that the actual Total Cost of the Asset Pool being purchased under a Forward Flow Purchase Agreement during such period of twelve (12) months (or such shorter period as the Lender shall agree to in writing) will exceed the estimated Total Cost of the Asset Pool as specified in the Accepted Borrowing Request or if the Borrower wishes the Lender to continue financing its purchase of Accounts and other Assets after the expiration of the currently approved period of twelve (12) months (or such shorter period as the Lender shall agree to in writing), the Borrower shall submit to the Lender a supplemental Borrowing Request, and the Lender may accept or reject such supplemental Borrowing Request in accordance with the provisions of Sections 2.1(a) and (b). Upon the Lender's rejection of such supplemental Borrowing Request, the Lender shall have no obligation to provide any funding to the Borrower in excess of that agreed to in any Accepted Borrowing Request in connection with the applicable Forward Flow Purchase Agreement and the Borrower shall be permitted to seek financing from a third party in connection with the amount of accounts and assets to be purchased under such Forward Flow Purchase Agreement which exceed that set forth in any Accepted Borrowing Request in connection therewith and such excess shall not be considered an Asset or Asset Pool subject to this Agreement.

                  (d) General Funding Procedures. The Borrower shall provide the Lender with not less than three (3) Business Days prior written notice of the scheduled closing date for purchase of an Asset Pool described in an Accepted Borrowing Request and shall request funding of the related Loan on such date (each a "Borrowing Date"). On the Business Day immediately preceding a Borrowing Date, the Borrower shall transfer to the Lender the Borrower's Asset Pool Equity Contribution for the related Asset Pool, net of all Purchase Expenses paid or incurred by the Borrower. Upon receipt by the Lender of such funds from the Borrower and upon satisfaction of all applicable conditions set forth in Article IV and elsewhere in this Agreement, the Lender shall make the Loan to the Borrower as specified in the related Accepted Borrowing Request by transferring the amount of the Loan, together with that portion of the Borrower's Asset Pool Equity Contribution received by the Lender, to the Asset Pool Seller (or in whole or in part to the Parent or a Purchase Affiliate, as applicable, in connection with an assignment under Section 2.1(g), but only as specified in an Accepted Borrowing Request) in purchase of the related Asset Pool on (or immediately prior to) the closing date for purchase of such Asset Pool.

                  (e) Special Funding Procedures in connection with Forward Flow Purchase Agreements. In connection with a periodic purchase of a portion of an Asset Pool under a Forward Flow Purchase Agreement, the Borrower shall provide the Lender with not less than three (3) Business Days prior written notice of the Borrowing Date for the purchase of such portion of an Asset Pool under such Forward Flow Purchase Agreement, the Total Cost of such portion of the Asset Pool to be purchased on the Borrowing Date and the amount of the advance of the Loan which the Borrower requests the Lender to fund on the Borrowing Date in connection with such portion of the Asset Pool to be purchased on the Borrowing Date. On the Business Day immediately preceding a Borrowing Date for the purchase of a portion of an Asset Pool under a Forward Flow Purchase Agreement, the Borrower shall transfer to the Lender the Borrower's Asset Pool Equity Contribution for such portion of the Asset Pool to be purchased on such Borrowing Date net of all Purchase Expenses paid or incurred by the Borrower with respect to such portion of the Asset Pool to be purchased on such Borrowing Date. Upon receipt by the Lender of such funds from the Borrower and upon satisfaction of all applicable conditions set forth in Article IV and elsewhere in this Agreement, the Lender shall make the applicable advance of the Loan to the Borrower by transferring the amount of such advance of the Loan, together with that portion of the Borrower's Asset Pool Equity contribution received by the Lender, to the Asset Pool Seller (or in whole or in part to the Parent or a Purchase Affiliate, as applicable, in connection with an assignment under Section 2.1(g), but only as specified in an Accepted Borrowing Request) in purchase of that portion of the related Asset Pool on (or immediately prior to) the closing date for the purchase of such portion of such Asset Pool.

                  (f) Combination of Asset Pools upon Mutual Written Consent of Borrower and Lender. Notwithstanding anything to the contrary contained in this Agreement, upon the mutual written consent of the Borrower and the Lender, two (2) or more Asset Pools may be combined into a single Asset Pool subject to such terms and conditions as the Borrower and the Lender shall specify in writing.

                  (g) Asset Pools Purchased by Borrower From Parent or Purchase Affiliate. The Borrower may from time to time purchase an Asset Pool from the Parent or a Purchase Affiliate if: (i) the Parent or Purchase Affiliate, as applicable, has complied with the applicable provisions therefor contained in the Exclusivity Agreement, (ii) the Borrower has submitted a Borrowing Request to the Lender in connection therewith in accordance with this Section 2.1, which Borrowing Request shall detail the assignment of a Purchase Agreement and/or other security documents to the Borrower in connection with the Parent's or Purchase Affiliate's, as applicable, purchase of the accounts or other assets constituting such Asset Pool from another Person (who shall not be an Affiliated Party) and such other information as the Lender shall require, and (iii) such Borrowing Request has been accepted by the Lender in accordance with this Section 2.1.

                  Section 2.2 Obligation to Repay Loans; Issuance of Notes. Each Loan made by the Lender with respect to an Asset Pool under Section 2.1 shall be evidenced by a separate promissory note of the Borrower payable to the order of the Lender in the amount determined in accordance with the related Accepted Borrowing Request, dated as of the Borrowing Date and otherwise in substantially the form of Exhibit B-1 (each a "Note"). With respect to a Loan made by the Lender to the Borrower in connection with an Asset Pool purchased under a Forward Flow Purchase Agreement, the initial advance of such Loan shall be evidenced by a Note, dated as of the Borrowing Date for such initial advance, in the amount of such initial advance and otherwise in substantially the form of Exhibit B-1. The second and each subsequent advance of a Loan made in connection with an Asset Pool purchased under a Forward Flow Purchase Agreement shall be evidenced by a replacement Note, dated as of the Borrowing Date for such second or subsequent advance, as applicable, in the aggregate amount of all advances made of the Loan (without reflecting any repayments of such Loan) and otherwise in substantially the form of Exhibit B-2. Each such replacement Note issued in connection with a Loan made in connection with an Asset Pool purchased under a Forward Flow Purchase Agreement shall be issued in replacement of and substitution for, but not in payment of, the previous Note related to such Loan. Upon the Lender's receipt of a written request to return to the Borrower a replaced note following the Borrower's execution and delivery to the Lender of a replacement Note acceptable to the Lender, the Lender shall return the replaced Note to the Borrower marked "Replaced by Substitution Note". The aggregate unpaid principal amount of each Note shall bear interest, be payable and be secured as provided therein and herein.

                  Section 2.3 Interest on Loans. The Borrower hereby agrees to pay interest on the unpaid principal balance of each Loan with respect to an Asset Pool for the period commencing on the Borrowing Date for such Loan and continuing thereafter until the Loan is paid in full, in accordance with the following:

                  (a) Prior to the occurrence of an Event of Default, the outstanding principal balance of each Loan shall bear interest at an annual rate at all times equal to the Floating Rate applicable to such Loan.

                  (b) From and after the occurrence of an Event of Default and continuing thereafter until such Event of Default shall be remedied to the written satisfaction of the Lender, the outstanding principal balance of each Loan shall bear interest at an annual rate at all times equal to the sum of (i) the Floating Rate applicable to such Loan and
         (ii) two percent (2%) (the "Default Rate").

                  (c) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, all agreements with respect to interest in this Agreement and the other Loan Documents between the Borrower and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest made under this Agreement or any other Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal in respect of the applicable Loan, and the aggregate indebtedness under this Agreement and the other Loan Documents shall be reduced by such amount so that the total liability for payments in the nature of interest shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrower and the Lender.

                  Section 2.4 Computation of Interest. Interest accruing on each Loan and on each Asset Pool Equity Contribution, as applicable, shall be computed on the basis of the actual number of days elapsed in a year of three hundred and sixty (360) days and shall accrue on the outstanding principal balance of each Loan and on each Asset Pool Equity Contribution, as applicable, on a daily basis. Interest accrued on each Loan and on each Asset Pool Equity Contribution shall be compounded on each Distribution Date if funds are not available for payment thereof on such Distribution Date.

                  Section 2.5 Payment of Principal and Interest on Loans. All interest on a Loan which has accrued, but is unpaid as of the day preceding a Distribution Date for a related Asset Pool, shall be due and payable on such Distribution Date, but only to the extent available in accordance with Section
2.8. If not paid in full on a Distribution Date, all accrued and unpaid interest shall be compounded as of such date in accordance with Section 2.4. Principal of each Loan shall be finally due and payable on the Loan Maturity Date for such Loan, as specified in the Note evidencing payment of such Loan. In addition, each Loan shall be subject to mandatory prepayment on each Distribution Date for the related Asset Pool in an amount equal to the Asset Pool Proceeds available for such prepayment on such date, as provided in Section 2.8. The Borrower may prepay any Loan, in whole or in part, at any time and from time to time, without premium or penalty; provided, however, that (i) no such prepayment shall terminate or satisfy the Borrower's obligation to pay Contingent Payments with respect to the related Asset Pool for any such Loan, and (ii) any such prepayment can only be made from Asset Pool Proceeds received with respect to the Asset Pool for such Loan and not with any other proceeds or funds from any other source, unless otherwise approved in writing by the Lender.

                  Section 2.6 Contingent Payments. The Borrower agrees to pay to the Lender a Contingent Payment with respect to each Asset Pool, payable on each Distribution Date for such Asset Pool in an amount equal to that portion of the Asset Pool Proceeds available for payment thereof as provided in Section 2.8(j). Payment in full of any Loan made in respect of an Asset Pool shall in no way affect the obligation of the Borrower to pay to the Lender the Contingent Payments with respect to such Asset Pool as provided herein. The Borrower and the Lender agree that all Contingent Payments with respect to an Asset Pool will be treated as interest for United States federal income tax purposes and that the Borrower's interest deductions and the Lender's interest income with respect thereto shall accrue in accordance with the Projected Accrual Schedule for such Asset Pool delivered by the Borrower pursuant to Section 2.1(a) and accepted by the Lender pursuant to Section 2.1, as required and determined in accordance with the non-contingent bond method described in Treasury Regulation 1.1275-4(b).

                  Section 2.7 Collection and Deposit of Asset Pool Proceeds. Except as otherwise provided in Section 2.9, each Loan shall be paid out of Asset Pool Proceeds collected with respect to the related Asset Pool. All Asset Pool Proceeds received by the Servicer or the Borrower will be deposited not later than the next Business Day following receipt thereof, to a collection account maintained by the Servicer, and not later than two (2) Business Days thereafter (or earlier if checks in such collection account clear earlier), shall be transferred to a separate Collateral Account for the Asset Pools opened and maintained by the Collateral Agent, in the name of the Lender, pursuant to the Collateral Account Agreement (the "Collateral Account"). Except for the days on which Asset Pool Proceeds are on deposit in the Servicer's collection account, neither the Servicer nor the Borrower shall commingle any Asset Pool Proceeds collected with respect to the Asset Pools with any moneys or other funds which are not Asset Pool Proceeds. The Collateral Account shall be an interest bearing account and all interest earned on amounts on deposit therein shall constitute, and be treated as, Asset Pool Proceeds collected with respect to the Asset Pools. All Asset Pool Proceeds shall be held in the Collateral Account until the next occurring Distribution Date. Not later than 3:00 p.m., Minneapolis, Minnesota time, on the Business Day preceding each Distribution Date, the Servicer shall deliver to the Lender a report for the preceding Collection Period setting forth, by Asset Pool, the Asset Pool Proceeds, Servicing Fees, outstanding balances of Loans and other relevant information to determine the use and application of the Asset Pool Proceeds deposited to the Collateral Account during the Collection Period ending on the Sunday immediately preceding such Distribution Date (each, a "Distribution Report") and the Lender will make distributions in accordance with Section 2.8 on each Distribution Date. In no event shall any Asset Pool Proceeds be withdrawn from the Collateral Account without the prior written consent of the Lender as to each such withdrawal or transfer.

                  Section 2.8 Distribution of Asset Pool Proceeds. Upon delivery to the Collateral Agent of the Lender's written authorization for distributions to be made from the Collateral Account as contemplated in Section 2.7, Asset Pool Proceeds on deposit in the Collateral Account with respect to an Asset Pool shall be distributed on the next succeeding Distribution Date for such Asset Pool, in accordance with the following:

                  (a) first, to the Lender, an amount equal to all unpaid Loan Costs paid or incurred by the Lender with respect to the making or collection of a Loan secured by such Asset Pool;

                  (b) second, to the Collateral Agent, an amount equal to all fees and expenses due and owing to the Collateral Agent with respect to such Asset Pool;

                  (c) third, to the Servicer, an amount equal to the Servicing Fee, if any, payable to the Servicer with respect to such Asset Pool Proceeds, and to MIM, an amount equal to the Underwriting and Marketing Fee, if any, payable to MIM with respect to such Asset Pool Proceeds;

                  (d) fourth, to the Lender, an amount equal to all accrued and unpaid interest on the related Loan for such Asset Pool;

                  (e) fifth, to the Servicer, an amount equal to all accrued and unpaid Deferred Servicing Fees, as defined in the Servicing Agreement, but only to the extent no Asset Pool Shortfall then exists with respect to such Asset Pool;

                  (f) sixth, to the Lender, an amount equal to the outstanding principal of the related Loan for such Asset Pool, until such Loan shall have been paid in full;

                  (g) seventh, to the Lender, an amount equal to any Asset Pool Shortfall Amount then outstanding, for application to payment of such Asset Pool Shortfall Amount;

                  (h) eighth, to the Borrower, an amount equal to all accrued and unpaid interest on the Borrower's Asset Pool Equity Contribution with respect to such Asset Pool, which interest shall be at the Floating Rate and shall be calculated in accordance with Section 2.4 hereof;

                  (i) ninth, to the Borrower, an amount equal to the Asset Pool Equity Contribution made by the Borrower with respect to such Asset Pool, until such Asset Pool Equity Contribution shall have been repaid in full;

                  (j) tenth, to the Lender, its Contingent Payment for such Asset Pool; and

                  (k) eleventh, to the Borrower, the remainder of the Asset Pool Proceeds for such Asset Pool.

                  Section 2.9 Asset Pool Shortfalls. If, (i) as of any date on or after six months following the Borrowing Date with respect to an Asset Pool, the Asset Pool Proceeds received through such date with respect to an Asset Pool are less than eighty percent (80%) of the projected Asset Pool Proceeds to be received through such date (as set forth in the bid package submitted by the Borrower as a part of the Borrowing Request for such Asset Pool) or (ii) as of any date, an Event of Default has occurred and is continuing, and the Lender determines that, in its reasonable judgment, the remaining Asset Pool Proceeds projected to be received and applied to the related Loan will be insufficient to repay the related Loan and all accrued interest thereon on the applicable Loan Maturity Date, then the amount of such estimated deficiency (herein, the "Asset Pool Shortfall Amount") shall be paid from:

                  (a) Asset Pool Proceeds collected with respect to other Asset Pools as provided in Section 2.8(g); and

                  (b) The Parent's own funds (and, in either case, not from borrowed money) and any amount so paid shall be treated hereunder as an Asset Pool Equity Contribution on behalf of the Borrower for the Asset Pool for which such payment was made (with interest accruing in accordance with Section 2.4 only from the date of such payment).

                                   ARTICLE III

            COLLATERAL FOR LOANS; CUSTODY, SERVICING AND COLLECTIONS

                  Section 3.1 Pledge of Asset Pool Collateral. To secure the due and prompt payment of each Loan, together with all interest thereon and Contingent Payments payable in connection therewith, and all other Obligations hereunder, the Borrower shall grant to the Lender a first and prior security interest in, lien on and pledge of all assets of the Borrower (subject only to Permitted Liens), including all right, title, claim and interest of the Borrower in and to all Assets of or related to each and every Asset Pool, of any kind, nature or description, whether now owned or hereafter acquired, wherever located, howsoever arising or created and whether now existing or hereafter arising, including without limitation each and every Account and any and all liens, claims and property securing payment of the indebtedness evidenced by such Account (if any), and all property realized, collected or obtained in connection with or as a result of collections made on account of any Account, and any and all Asset Pool Proceeds paid or received with respect to any Asset Pool, whether deposited to or held in the Collateral Account or otherwise, and all rights of the Borrower under each and every Purchase Agreement (or Forward Flow Purchase Agreement) related to an Asset Pool, together with such additional property of the Borrower as is set forth and described in the Security Agreement, as the same may be amended and supplemented from time to time by the Borrower as additional Asset Pools are purchased by the Borrower (herein the "Loan Collateral").

                  Section 3.2 Perfection of Security Interests in Personal Property Collateral. The Borrower agrees to deliver to the Lender (or its designated custodial agent), at any time upon the Lender's request, each original Account file of or relating to any Account and each promissory note, chattel paper, installment sales agreement or other instrument with respect to which perfection may be obtained by possession, and shall execute such financing statements, together with any and all other instruments, assignments or documents and take such other actions as may be required, to perfect and to continue the perfection of the Lender's security interest in all Loan Collateral.

                  Section 3.3 Servicing of Asset Pools. The Borrower, the Servicer and the Lender shall enter into a Servicing Agreement, in form and content acceptable to the Lender, to provide for the servicing and collection of all Assets (the "Servicing Agreement"). Immediately upon the occurrence of a Servicer Default as defined in the Servicing Agreement, the Lender may terminate the Servicer then acting in such capacity under the Servicing Agreement and may appoint a replacement servicer, and enter into a replacement servicing agreement, reasonably acceptable to the Borrower and the Lender.

                  Section 3.4 Authority to Settle or Sell Loan Collateral. The Borrower shall have general authority to compromise, settle and sell any Asset; provided, that, the Borrower shall not, without first obtaining the Lender's prior written consent, agree to any sale, assignment or other bulk transfer of Accounts (whether in one or more Asset Pools). In the event the Lender consents to a bulk transfer of Accounts, the Servicer will be paid a sales fee not to exceed the actual out-of-pocket expenses incurred by the Servicer (and approved by the Lender) in connection with such bulk sale in lieu of the applicable Servicing Fee.

                  Section 3.5 Exchange of Assets with Asset Pool Sellers. In the event that the Borrower shall exchange or return Assets with any Asset Pool Seller, the Borrower shall promptly notify the Lender of such exchange or return and shall provide such information with respect to such exchange or return as Lender shall reasonably require. The Servicer shall not be entitled to any Servicing Fee with respect to any such exchange or return.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

                  Section 4.1 Conditions Precedent to the Initial Loan. The obligation of the Lender to make the initial Loan to the Borrower is subject to satisfaction by the Borrower of the conditions precedent set forth in Sections
4.2 and 4.3 with respect to such Loan and the further condition precedent that the Lender shall have received each of the following, dated such date and in form and substance satisfactory to the Lender:

                  (a) This Credit Agreement properly executed on behalf of the Borrower.

                  (b) The Security Agreement, properly executed on behalf of the Borrower.

                  (c) The Collateral Account Agreement, properly executed on behalf of the Collateral Agent, the Borrower, the Servicer and the Lender.

                  (d) The Servicing Agreement, properly executed on behalf of the Servicer, the Borrower and the Lender.

                  (e) The Underwriting and Marketing Agreement, properly executed on behalf of the parties thereto.

                  (f) The Exclusivity Agreement, properly executed on behalf of all parties thereto.

                  (g) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower or the Servicer, (ii) no financing statements or other notifications or filings have been filed and remain in effect against the Borrower, other than those for which the Lender has received an appropriate release, termination or satisfaction or those permitted in accordance with Section 7.1.

                  (h) Certified copies of resolutions of the manager(s) and members, or board of directors, as appropriate, of the Borrower, evidencing approval of all Loan Documents to which the Borrower is a party and the other matters contemplated thereby.

                  (i) Certified copies of resolutions of the of the board of directors of the Servicer, evidencing approval of all Loan Documents to which the Servicer is a party and the other matters contemplated thereby.

                  (j) Copies of the Articles of Incorporation, Bylaws, Certificates of Formation and Limited Liability Company or Operating Agreements of the Borrower and the Servicer, as appropriate, certified by an appropriate officer of each as being a true and correct copy thereof.

                  (k) Certificates of good standing of the Borrower and the Servicer, respectively, dated not more than sixty (60) days prior to the date hereof.

                  (l) Acknowledgment copies of effective financing statements filed on or prior to the date of the initial Loan, naming the Lender as secured party and the Borrower, as debtor, or such other similar instruments or documents as may be necessary or, in the opinion of the Lender, desirable under the UCC or any comparable law of all appropriate jurisdictions.

                  (m) A signed copy of a certificate of the managing member, secretary or assistant secretary of the Borrower, as appropriate which shall certify the names of the officers of the Borrower (or of the Borrower's managing member, as appropriate) authorized to sign the Loan Documents and the other documents or certificates to be delivered pursuant to this Agreement by the Borrower, including Borrowing Requests, together with the true signatures of such officers. The Lender may conclusively rely on such certificate until it shall receive a further certificate of the secretary or assistant secretary of the Borrower canceling or amending the prior certificate and submitting the signatures of the members named in such further certificate.

                  (n) A signed copy of a certificate of the secretary or assistant secretary of the Servicer which shall certify the names of the officers of the Servicer authorized to sign the Servicing Agreement and the other documents or certificates to be delivered pursuant thereto by the Servicer or any of its officers, together with true signatures of such officers. The Lender may conclusively rely on such certificate until it shall receive a further certificate of the secretary or assistant secretary of the Servicer canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

                  (o) A signed copy of an opinion of counsel for the Borrower and the Servicer, addressed to the Lender.

                  (p) Evidence of all insurance required to be maintained by the Servicer under the provisions of the Servicing Agreement.

                  (q) The limited liability company agreement of the Parent properly executed on behalf of the parties thereto.

                  (r) Such other items as shall be reasonably requested by the Lender.

                  Section 4.2 Conditions Precedent to Each Loan. The obligation of the Lender to make each Loan (or each advance of a Loan in the case of a Forward Flow Purchase Agreement) shall be subject to the further conditions precedent that the Lender shall have issued an Accepted Borrowing Request with respect thereto and shall have received, on or before the date of such Loan (or such advance of such Loan in the case of a Forward Flow Purchase Agreement), each of the following with respect to such Loan, dated such date and in form and substance satisfactory to the Lender:

                  (a) A copy of the Purchase Agreement (or Forward Flow Purchase Agreement, if applicable) for the related Asset Pool, properly executed on behalf of the Borrower and the Asset Pool Seller (or, as applicable in accordance with Section 2.1(g), properly assigned to the Borrower), pursuant to which the Asset Pool Seller shall have agreed to transfer all Assets constituting a part of such Asset Pool to the Borrower, effective as of the Borrowing Date, free and clear of all liens, claims and encumbrances except Permitted Liens and those disclosed in the related Purchase Agreement, together with copies of the UCC-1 Financing Statement executed by the Asset Pool Seller, as seller/debtor, in favor of the Borrower (or, as applicable in accordance with Section 2.1(g), in favor of the Parent or Purchase Affiliate, as applicable, as secured party, and properly assigned to the Borrower), as purchaser/secured party (unless the Lender has received an acceptable opinion of counsel to the Borrower opining that such Asset Pool would be excluded from the requirements of Section 9-102(1)(b) of the UCC), with an adequate description of the Assets contained in the Asset Pool being acquired (or of the Assets contained in the portion of the Asset Pool being acquired in the case of a Forward Flow Contract) and such other items as may be required by the Lender; provided, however, in the case of a purchase of a portion of an Asset Pool under a Forward Flow Purchase Agreement, such copy of the UCC-1 Financing Statement may be provided not later than five (5) Business Days after the date of the advance of the Loan to purchase such portion of the Asset Pool.

                  (b) A Note in the principal amount of the related Loan, properly completed and executed on behalf of the Borrower.

                  (c) Evidence of receipt by the Lender of the Borrower's Asset Pool Equity Contribution with respect to the related Asset Pool, net of any Purchase Expenses paid or incurred by the Borrower in connection with consummation of its purchase of such Asset Pool.

                  (d) A duplicate copy of the computer disk (or other medium reasonably acceptable to the Lender) showing all relevant information as to the Accounts being purchased by the Borrower, as provided by the Asset Pool Seller pursuant to the Purchase Agreement; provided, however, in the case of a purchase of a portion of an Asset Pool under a Forward Flow Purchase Agreement, such duplicate copy of the computer disk (or other medium reasonably acceptable to the Lender) may be provided not later than five (5) Business Days after the date of the advance of the Loan to purchase such portion of such Asset Pool.

                  (e) A certificate of a responsible officer of the Servicer in favor of the Lender and the Borrower stating that, to the Servicer's best knowledge, no Servicer Default has occurred and is continuing.

                  (f) Such other information as the Lender may request to verify the Total Cost of the Asset Pool, the nature or amount of the Accounts to constitute a part thereof or any other matter related thereto.

                  Section 4.3 Representations and Warranties Upon Making a Loan. The obligation of the Lender to make each Loan (or each advance of a Loan in the case of a Forward Flow Purchase Agreement) to finance the purchase of an Asset Pool (or the applicable portion of an Asset Pool in the case of a Forward Flow Purchase Agreement) shall be subject to the further condition precedent that on the date for funding of such Loan (or such advance of a Loan in the case of a Forward Flow Purchase Agreement) the following statements shall be true and accurate in all material respects and the Borrower, by requesting such Loan (or such advance of a Loan in the case of a Forward Flow Purchase Agreement) shall be deemed to have represented and certified that:

                  (a) The representations, warranties and covenants of the Borrower set forth in Article V are true and correct on and as of such date as though made on such date and shall be deemed to have been made on such date, except to the extent that any such representations, warranties and covenants relate solely to an earlier date.

                  (b) No event has occurred and is continuing, or would result from the making of such Loan, which constitutes a Default or an Event of Default, and, to the Borrower's actual knowledge, no Servicer Default has occurred and is continuing.

                  (c) In the case of a Loan made in connection with a purchase under Section 2.1(g), that all conditions therefor contained in such
         Section 2.1(g) and in the Exclusivity Agreement have been fully satisfied.

                  (d) Upon payment of the purchase price specified in the related Purchase Agreement to the Asset Pool Seller (or in whole or in part to the Parent or a Purchase Affiliate, as applicable, in connection with an assignment under Section 2.1(g), but only as specified in an Accepted Borrowing Request) and consummation of the purchase contemplated in such Purchase Agreement (or, as applicable the assignment by the Parent or Purchase Affiliate, as applicable, to the Borrower), the Borrower will have good title to all Accounts being transferred thereunder free and clear of all liens, claims and other interests other than the liens granted to the Lender as contemplated herein and Permitted Liens.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Lender as of the date hereof and as of each Borrowing Date as follows:

                  Section 5.1 Existence and Power; Name; Chief Executive Office. The Borrower is a duly organized limited liability company, validly existing and in good standing under the laws of the jurisdiction of its organization and is or has undertaken all reasonable steps to become duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary and where failure to obtain such licensing or qualification would have a material adverse effect on the Borrower. The Borrower has all requisite power and authority, to conduct its business, to own its properties and to execute and deliver, and to perform the Obligations. Within the last twelve (12) months, the Borrower has done business only under its name as specified herein. The chief executive office and principal place of business of the Borrower is located at the address set forth in Section 9.4, and all of the Borrower's records relating to its businesses are kept at that location.

                  Section 5.2 Authorization for Borrowings; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of the Loan Documents, and Loans from time to time obtained hereunder, have been duly authorized by all necessary legal action and do not and will not (a) require any consent or approval which has not been obtained prior to the date hereof, (b) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof, (c) violate any provision of any material law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Certificate of Formation or Limited Liability Company or Operating Agreement of the Borrower, (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (e) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower, other than those granted to the Lender as contemplated herein.

                  Section 5.3 Legal Agreements. The Loan Documents constitute, and the Notes, when and as executed and delivered, will constitute, the legal, valid and binding obligations and agreements of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

                  Section 5.4  Subsidiaries.  The Borrower has no subsidiaries.

                  Section 5.5  [Reserved].

                  Section 5.6 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the properties of the Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower, could have a material adverse effect on the financial condition, properties or operations of the Borrower, except as set forth and described in Schedule 5.6.

                  Section 5.7 Taxes. The Borrower has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by it (other than those being properly contested in accordance with the procedures set forth in part (i) of the definition of Permitted Liens). The Borrower has filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower, are required to be filed, and the Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due (other than those being properly contested in accordance with the procedures set forth in part (i) of the definition of Permitted Liens).

                  Section 5.8 Title and Liens. The Borrower has good and marketable title to all Loan Collateral (or will have good and marketable title to all Loan Collateral on the date of purchase of such Loan Collateral), free and clear of all mortgages, security interests, liens and encumbrances, except for Permitted Liens. In addition, no financing statement naming the Borrower as debtor is on file in any office except to perfect only security interests permitted by Section 7.1.

                  Section 5.9 Plans. The Borrower does not maintain and has not in the past maintained any Plan.

                  Section 5.10 Default. The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the financial condition, properties or operations of the Borrower.

                  Section 5.11 Submissions to Lender. All financial and other information provided to the Lender (including, but not limited to the completed background questionnaires) by or on behalf of the Borrower in connection with the Borrower's request for any Loan and the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results. The information provided to the Lender contains no omissions which would cause such information to be materially misleading.


                                   ARTICLE VI

                      AFFIRMATIVE COVENANTS OF THE BORROWER

                  So long as any Note, Contingent Payment, Asset Pool or other Obligation shall remain unpaid or outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

                  Section 6.1 Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail reasonably acceptable to the Lender:

                  (a) As soon as available, and in any event within one hundred fifty (150) days after the end of each fiscal year of each of the Borrower, Marlin and NCOP , a copy of the annual audit report of each of the Borrower, Marlin and NCOP with the unqualified opinion of their respective certified public accountants, which annual reports shall include the consolidated and consolidating balance sheet of each entity (including the results of operations the Borrower), as at the end of such fiscal year and the related statements of earnings, shareholders' or members' equity and cash flows for the fiscal year then ended, all in reasonable detail and all prepared in accordance with GAAP, applied on a consistent basis, together with a certificate of the chief financial officer of each of the Borrower, Marlin and NCOP, respectively, stating that such financial statements are true and accurate in all material respects; provided, however, that as to NCOP, all such reports shall be made available in the form filed by NCOP with the Securities and Exchange Commission;

                  (b) As soon as available and in any event within forty-five
         (45) days after the end of each fiscal quarter of each of the Borrower, Marlin and NCOP, a copy of the consolidated and consolidating balance sheets of each such entity as at the end of such quarter and related statements of earnings to-date, in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous fiscal year, all prepared in accordance with GAAP (subject to year-end adjustments and without footnotes), applied on a consistent basis, together with a certificate of the chief financial officer of each of the Borrower, Marlin and NCOP, respectively, stating that such financial statements, subject to year-end audit adjustments, are true and accurate in all material respects; provided, however, that as to NCOP, all such reports shall be made available in the form filed by NCOP with the Securities and Exchange Commission.

                  (c) As promptly as practicable (but in any event not later than five (5) Business Days) after an officer of the Borrower obtains knowledge of the occurrence of any default by the Borrower in the performance of any of its Obligations or by the Servicer in the performance of any of its obligations under the Servicing Agreement, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such event.

                  (d) Such other information respecting each Asset Pool or the financial condition of each of Marlin, NCOP, the Borrower or the Parent as the Lender may from time to time reasonably request.

Notwithstanding anything in the foregoing to the contrary, if the certified public accountants for Marlin or NCOP are unwilling or unable to deliver an unqualified opinion with respect to the annual audit report of Marlin or NCOP, as the case may be, such failure shall not constitute a Default or Event of Default hereunder.

                  Section 6.2 Books and Records; Inspection and Examination; Verification of Collection Activity. The Borrower will keep, and will cause the Parent to keep, accurate books of record and account for itself pertaining to the Asset Pools and the business and financial condition of the Borrower or the Parent, as applicable, and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP consistently applied (subject to year-end adjustments and without footnotes) and, upon request of and reasonable notice by the Lender, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrower, or the Parent at all reasonable times during ordinary business hours, to discuss the affairs of the Borrower and the Parent including the purchase, servicing, collection or liquidation of assets, with any of its members, employees or agents and to conduct a review of the Borrower's and Parent's respective books and records with respect to the purchase, servicing, collection and disposition of Loan Collateral.

                  Section 6.3 Licenses; Evidence of Qualification to Conduct Business. The Borrower is duly licensed or qualified to own the Assets and otherwise to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by the Borrower make such licensing or qualification necessary.

                  Section 6.4 Compliance with Laws. The Borrower will (a) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition, (b) comply with all applicable debt collection laws, regulations, ordinances and requirements and will obtain any and all licenses, permits and similar approvals required for the collection or servicing of any Account constituting a part of an Asset Pool and (c) use and keep its assets, and will require that others use and keep its assets, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

                  Section 6.5 Payment of Taxes and Other Claims. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it prior to the date on which forfeiture of any such property may occur, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                  Section 6.6 Preservation of Legal Existence. The Borrower will preserve and maintain its legal existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

                  Section 6.7 Special Purpose Entity. The Borrower will (a) own no assets, and not engage in any business, other than the assets and transactions specifically contemplated by the Loan Documents, (b) not incur any indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent, other than as contemplated hereby, (c) not make any loans or advances to any third party (other than Assets), and shall not acquire obligations or securities of any Affiliated Party, (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets, (e) do all things necessary under applicable law and its organizational documents to observe organizational formalities and to preserve its existence, and will not amend, modify or otherwise change its Limited Liability Company Agreement, or suffer the same to be amended, modified or otherwise changed, without the prior written consent of the Lender, (f) maintain all of its books, records, financial statements and bank accounts separate from those of any Affiliated Parties, (g) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliated Party), correct any known misunderstanding regarding its status as a separate entity, conduct business in its own name, not identify itself or any Affiliated Party as a division or part of the other and maintain and utilize separate stationary, invoices and checks,
(h) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, (i) not engage in or suffer any dissolution, winding-up, liquidation, consolidation or merger in whole or in part, (j) not commingle its funds or other assets with those of any Affiliated Party or any other Person (provided that the Servicer may commingle Asset Pool Proceeds to the extent permitted in the Servicing Agreement), (k) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliated Party or any other Person, (l) not and will not hold itself out to be responsible for the debts or obligations of any other Person and (m) be formed and organized solely for the purpose of acquiring, collecting and holding, directly or indirectly, the Assets and not hold or own any assets other than the Assets, Asset Proceeds and assets related thereto.

                   Section 6.8 Arms-Length Transactions. The Borrower will use its best efforts to have all collection activities and all sales, transfers and dispositions relating to the Assets conducted on an arms-length basis, so as to cause all collections and all consideration received upon the sale, transfer or disposition of an Asset to (i) become and constitute Asset Pool Proceeds, and
(ii) be distributed as Asset Pool Proceeds in accordance with Article II of this Agreement.

                  Section 6.9 Purchase Agreements. The Borrower will comply with each of its obligations under each of its Purchase Agreements.

                  Section 6.10 Provision of Copies of Computer Disks in Connection with Forward Flow Purchase Agreements. The Borrower will provide to the Lender a duplicate copy of the computer disk (or other medium reasonably acceptable to the Lender) showing all relevant information as to the Accounts being purchased by the Borrower in connection with the acquisition of the Assets contained in a portion of an Asset Pool under a Forward Flow Purchase Agreement not later than five (5) Business Days after the advance of the applicable Loan is made to purchase the Assets contained in such portion of such Asset Pool.

                  Section 6.11 Right of Lender to Place a Sampling of Assets with Independent Servicer. At any time and from time to time, upon request of the Lender, the Borrower will permit the Lender to select certain Assets for placement for servicing with an independent third-party servicer, in accordance with the terms and conditions set forth and described in Section 3.03(g) of the Servicing Agreement.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

                  So long as any Note, Contingent Payment, Asset Pool or other Obligation shall remain unpaid or outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

                  Section 7.1 Liens. The Borrower will not create, incur or suffer to exist any pledge, lien, security interest, assignment or transfer upon or of any Loan Collateral, now owned or hereafter acquired, or assign or otherwise convey any right to receive collections or other income with respect thereto, except for the liens and security interests created in favor of the Lender under the Security Agreement and Permitted Liens.

                  Section 7.2 Sale or Transfer of Assets; Suspension of Business Operations. Except as otherwise permitted in accordance with Section 3.4, the Borrower will not sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series of transactions) to any other Person, and will not liquidate, dissolve or suspend its business operations.

                  Section 7.3 Consolidation and Merger; Asset Acquisitions. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

                  Section 7.4 Accounting. The Borrower will not adopt, or permit the Parent to adopt, any change in its fiscal year or any material change in accounting principles other than as required by generally accepted accounting principles.

                  Section 7.5 Modification or Termination of Agreements. The Borrower will not terminate, amend or modify any of the Loan Documents without the prior written consent of the Lender.

                  Section 7.6 No Commissions or Rebates on Dispositions or Collections. The Borrower will not accept or receive or agree to accept or receive any rebate, refund, commission, fee, kickback or rakeoff, whether cash or otherwise and whether paid by or originating with the Obligor or any other party (including but not limited to brokers and agents), as a result of or in any way in connection with collection activities related to any asset or in connection with the sale, disposition, transfer or servicing of any Asset constituting a part of an Asset Pool.

                                  ARTICLE VIII

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

                  Section 8.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

                  (a) default in the payment of any interest on or principal of any Note when it becomes due and payable as provided in Sections 2.5 and 2.8; or

                  (b) default in the payment of any Contingent Payment or any other fees, costs or expenses required to be paid by the Borrower under this Agreement as provided in Section 2.8 or any other Loan Document; or

                  (c) a material default in the performance, or material breach (provided, that, any failure to provide a report required under Section
         6.1 for a period of five (5) days after the same is due shall be considered "material"), of any covenant or agreement of the Borrower in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and the continuance of such default or breach for a period of ten (10) calendar days after there has been given to the Borrower a written notice specifying such default or breach and requiring it to be remedied; or

                  (d) the Borrower or the Parent shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or the Parent shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower, or the Parent; or the Borrower, or the Parent shall institute (by petition, application, answer, consent or otherwise) any insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or the Parent;

                  (e) a petition naming the Borrower or the Parent as debtor is filed under the United States Bankruptcy Code; or

                  (f) any representation or warranty made by the Borrower in this Agreement or by the Borrower (or any of its officers) in any Borrowing Request, or in any other certificate, instrument, or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect in any material respect when made; or

                  (g) the rendering against the Borrower of a final judgment, decree, order, writ, warrant of attachment or execution or similar process for the payment of money in excess of $250,000 and the Borrower fails within ten (10) days thereafter to provide evidence reasonably acceptable to the Lender that the same has been satisfied in full; or

                  (h) a default under the Security Agreement , and the expiration of the applicable period of grace, if any, specified in such agreement; or

                  (i) any Affiliated Party shall purchase any Consumer Obligation (as defined in the Exclusivity Agreement) in violation of the terms of the Exclusivity Agreement; or

                  (j) the Borrower or the Parent shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or shall sell all or substantially all of its assets (excepting those permitted by Section 3.), without the prior written consent of the Lender; or

                  (k) the Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in the manner set forth therefor in part (i) of the definition of Permitted Liens) or notice of any state or federal tax liens shall be filed or issued; or

                  (l) a default under any note, agreement or other evidence of indebtedness or similar obligation of the Borrower (other than a default whose breach is elsewhere in this Section 8.1 specifically dealt with) or under any instrument under which such evidence of indebtedness or similar obligation has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness or other instrument; or

                  (m) a Change of Control shall occur other than any Change of Control occasioned by (i) Warren Dedrick's death or (ii) Warren Dedrick's physical or mental disability, where such physical or mental disability prevents Mr. Dedrick from performing his duties with respect to the Borrower, the Parent, or Marlin as the same exist as of the date hereof; or

                  (n) the actual Asset Pool Proceeds received as of any Distribution Date for all Asset Pools (on a cumulative and combined basis, provided, that, any individual Asset Pool shall not be included in such calculation until six (6) months after the Borrowing Date with respect to such Asset Pool) is less than eighty percent (80%) of the Asset Pool Proceeds projected to be collected by the Borrower for such Asset Pools (on a cumulative and combined basis, provided, that, any individual Asset Pool shall not be included in such calculation until six (6) months after the Borrowing Date with respect to such Asset
         Pool) as of such date in the bid packages submitted by the Borrower as a part of the Accepted Borrowing Requests for such Asset Pools; or

                  (o) the Borrower shall fail to comply with Section 6.3 hereof; or

                  (q) a court order shall be entered which enjoins, restrains or in any way prevents the Borrower from conducting all or any material part of its business affairs in the ordinary course of business; or the withdrawal or suspension of any license required for the conduct of any material part of the business of the Borrower; or any asset of the Borrower shall become subject to an order or writ granting a motion or action to replevy, sequester, garnish, attach or levy against such asset and the Borrower shall fail, within ten (10) days thereafter, to provide evidence reasonably acceptable to the Lender that the same shall have been satisfied or dismissed.

                  Section 8.2 Rights and Remedies Upon the Occurrence of an Event of Default. Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured or waived to the written satisfaction of the Lender, and subject to the provisions of Section 8.3, the Lender may exercise any or all of the following rights and remedies with respect to outstanding Loans:

                  (a) by notice to the Borrower, declare the entire unpaid principal amount of all Notes, or any of them, all interest accrued and unpaid thereon, and all other Obligations under this Agreement to be forthwith due and payable whereupon such Note or Notes, as the case may be, all such accrued interest, all such Obligations (including, but not limited to and all Contingent Payments to the extent funds are available therefor in accordance with Section 2.8) shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

                  (b) terminate the existing Servicing Agreement and enter into a new servicing agreement with a replacement servicer to service and collect all Loan Collateral, with such replacement servicer acting in its own name, but on behalf of the Borrower or the Lender and taking direction solely and exclusively from the Lender;

                  (c) direct the Servicer then in place to take all steps necessary to collect or otherwise liquidate the Loan Collateral in accordance with such procedures and for such sale prices as the Lender shall specify and apply all Asset Pool Proceeds resulting therefrom in accordance with Section 2.8, provided that each Asset Pool shall be deemed to have an Asset Pool Shortfall Amount in an amount equal to the unpaid principal balance of, and all accrued interest on, the related Loan therefor; and

                  (d) exercise and enforce any and all rights and remedies available to the Lender under any Loan Document (or otherwise by law or agreement), including, without limitation, against any or all Loan Collateral securing payment of outstanding Loans;

provided, however that (i) no Servicing Fee or Underwriting and Marketing Fee shall be payable with respect to any Asset Pool Proceeds received as a result of any actions specified above if the Lender effects collection thereof without the assistance of the Servicer and (ii) no Asset Pool Proceeds shall be paid to the Borrower pursuant to Section 2.8 (h), (i) or (k) with respect to any Asset Pool until all outstanding Loans, together with all interest thereon, shall have been paid in full, whereupon all remaining Asset Pool Proceeds for each Asset Pool shall be distributed in accordance with Section 2.8. Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 8.1(e), the entire unpaid principal amount of all Notes, all interest accrued and unpaid thereon, and all other Obligations under this Agreement (including, but not limited to, Contingent Payments) shall be immediately due and payable without presentment, demand, protest or notice of any kind.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.1 No Waiver; Cumulative Remedies. No failure or delay on the part of the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

                  Section 9.2 Amendments, Requested Waivers, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender. Any waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  Section 9.3 Severability Clause. Any part, provision representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

                  Section 9.4 Notices. Any notices, consents, directions, demands or other communications given under this Agreement (unless otherwise specified herein) shall be in writing and shall be deemed to have been duly given when delivered in person or by overnight delivery at, or telecopied to the respective addresses or telecopy numbers, as the case may be, set forth below (or to such other address or telecopy numbers as either party shall give notice to the other party pursuant to this Section 9.4):

                  If to the Borrower:

                  INOVISION-MEDCLR-NCOP-F, L.L.C.
                  c/o Marlin Integrated Capital Holding Corporation 333 Glen Street
                  Suite 200
                  Glens Falls, New York 12801
                  Attention: Warren Dedrick
                  Telephone: (518) 745-8260
                  Telecopy: (518) 745-8610

                  with copies to:

                  Carl D. Roston
                  Akerman, Senterfitt & Eidson, P.A.
                  1 SE Third Avenue
                  Suite 2700
                  Miami, Florida 33131
                  Telephone: (305) 982-5628
                  Telecopy: (305) 374-5095

                  If to the Lender:

                  CFSC Capital Corp. XXXIV
                  12700 Whitewater Drive
                  Minnetonka,  MN 55343
                  Attention: Jon Taxdahl
                  Telephone: (952) 984-3469
                  Telecopy: (952) 984-3905

                  Section 9.5 Reimbursement of the Lender's Costs and Expenses. The Borrower and the Lender agree that (a) all out-of-pocket costs and expenses incurred by the Lender and the Borrower in connection with the preparation, execution and delivery of the Loan Documents (including without limitation reasonable legal fees and expenses of counsel), UCC searches, recording fees, and other similar expenses paid or incurred by the Lender in connection with obtaining, perfecting or maintaining its security interest or lien on or priority in any Loan Collateral shall constitute Purchase Expenses with respect to an Asset Pool and the Lender and the Borrower shall be reimbursed from Loan proceeds made available for purchase of such Asset Pool, provided, however, that in the event (i) any such costs and expenses are incurred by the Lender with respect to an Asset Pool that the Lender has committed to finance pursuant to an Accepted Borrowing Request, but which is not financed with proceeds of a Loan, or which is not purchased by the Borrower, the Borrower will reimburse the Lender for all such costs and expenses, and (ii) the Borrower does not submit any Borrowing Requests to the Lender during the first six (6) months following the execution of this Agreement or all of the Borrowing Requests submitted by the Borrower during the first six (6) months following the execution of this Agreement are rejected by the Lender, then the Lender and the Borrower will reimburse each other for fifty percent (50%) of such other party's legal fees incurred in the preparation, execution and delivery of this Agreement, (b) all out-of-pocket costs and expenses incurred by the Lender in connection with the administration, amendment, documentation, recording, filing, insuring, or enforcing any Loan Document or any Loan Collateral, or perfecting or maintaining the priority of any lien on or security interest in any Loan Collateral, incurred after funding of the related Loan shall constitute Loan Costs with respect to the related Asset Pool for which they were incurred (or pro rata among all Asset Pools if not attributable to one such Asset Pool) and shall be payable as such in accordance with Section 2.8 and (c) the Borrower shall reimburse the Lender, from Asset Pool Proceeds for any and all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the enforcement by the Lender of any of the rights or remedies available to the Lender hereunder or under any of the Loan Documents or under applicable law, whether or not suit is filed with respect thereto.

                  Section 9.6 Indemnity. In addition to the payment of expenses pursuant to Section 9.5, the Borrower agrees to indemnify, defend and hold harmless the Lender and each of its respective participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees and agents (the "Indemnitees"), from and against (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of any Loans (except for income or franchise taxes based on the Lender's income) and (ii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitations, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with, the making of any Loans or entering into this Agreement or any other Loan Documents or the use or intended use of the proceeds of the Loans or the collection of Assets, excepting, however, from the foregoing any such liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses resulting from collection actions undertaken by the Lender, or by a replacement servicer appointed by the Lender, or the unlawful conduct, willful misconduct or gross negligence of an Indemnitee. If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon request of such Indemnitee, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities contemplated hereby which is permissible under applicable law. The obligations of the Borrower under this Section 9.6 shall survive termination of this Agreement.

                  Section 9.7 Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

                  Section 9.8 Governing Law; Jurisdiction; Waiver of Jury Trial.

                  (a) Governing Law. Except as otherwise provided in the Security Agreement, the Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

                  (b) Jurisdiction. The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any federal court sitting in Minneapolis or St. Paul, Minnesota, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing of copies of such process, by certified mail, return receipt requested, to the Borrower at its addresses specified in Section 9.4 above. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 9.8(b) shall affect the right of either party to serve legal process in any other manner permitted by law or affect the right of either party to bring any action or proceeding against the other party or its property in the courts of other jurisdictions.

                  (c) WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

                  Section 9.9 Integration. This Agreement comprises the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings.

                  Section 9.10 Agreement Effectiveness. This Agreement shall become effective upon delivery of fully executed counterparts hereof to each of the parties hereto.

                  Section 9.11 Headings Descriptive. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  Section 9.12 Assignment. This Agreement shall be binding upon the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Lender. The Lender may sell, transfer, assign and convey any Note or any portion thereof and any or all of its rights or obligations under this Agreement or with respect to any Loan or Note, including without limitation the right to sell undivided participating interests in any Loan or Note (provided that such sales of participating interests shall not provide for a transfer or change of decision-making control with respect to the administration and enforcement of this Agreement except in the event of a default by the Lender under the related participation interest sale agreement), to any Lender Affiliate without any prior notice to or consent of the Borrower. So long as no default has occurred pursuant to the Exclusivity Agreement, the Lender shall not make any such assignment to any Person who is not a Lender Affiliate without the prior written consent of the Borrower.

                  Section 9.13 Advice from Independent Counsel. The parties hereto understand that this Agreement is a legally binding agreement that may affect such party's rights. Each party hereto represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

                  Section 9.14 Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Agreement.

                  Section 9.15 Use of Lender's Name. The Borrower hereby agrees that neither the Borrower nor the Servicer shall refer to or use the name "CFSC Capital Corp. XXXIV," "Cargill Financial Services Corporation," "CFSC", "Cargill, Incorporated" or "Cargill", or any such name in any manner in any collection or enforcement activities with respect to any Asset or in any advertising, printed material, electronic medium or other medium, without first obtaining the Lender's prior written consent. The Lender shall have no obligation to give any such written consent and may withhold the same in its sole and absolute discretion.

                  Section 9.16 Confidentiality of Information. Each of the Lender and the Borrower hereby acknowledges that it will use the Confidential Information (defined below) solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto and, in particular, determining whether or not to make or obtain, as applicable, a Loan with respect to an Asset Pool. In addition, the Lender nor the Borrower will disclose any Confidential Information without the prior consent of the other, other than to the directors, employees, auditors, counsel or affiliates of the Lender and the Borrower, as applicable, each of whom shall be informed of the confidential nature of the Confidential Information; provided, however, that the Lender and the Borrower may disclose any such Confidential Information (i) to any party contemplated in this Agreement or any other Loan Document for the purposes contemplated hereunder or thereunder (including to any permitted assignee of a Loan), (ii) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, (iii) in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party or (iv) in the event any such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Confidential Information. For purposes of this Section 9.16, "Confidential Information" shall include: (a) all information regarding one or more Asset Pools in connection with a Borrowing Request (including, but not limited to the Borrower's or any Affiliated Party's pricing, bidding, collections, returns and profitability) (the "Borrower Confidential Information"), and (b) all information pertaining to the relationship between the Borrower and the Lender evidenced by this Agreement and the other Loan Documents (the "Lender Confidential Information"). This
Section 9.16 shall be inoperative as to (x) the Borrower, with respect to the Borrower Confidential Information, (y) the Lender, with respect to the Lender Confidential Information, and (z) those portions of the Confidential Information which are or become generally available to the public, the Lender or the Borrower on a non-confidential basis from a source other than the other party or an affiliate of the other party or were known to the Lender or the Borrower on a non-confidential basis prior to its disclosure by the other party.

                  Section 9.17 Full Recourse Obligations; Non-Recourse as to Certain Parties. All Obligations are full recourse obligations of the Borrower and as to all Assets. No Affiliated Party (other than the Borrower and, as applicable, the Servicer) shall have liability to the Lender under this Agreement or otherwise for performance of the Obligations or in connection with the transactions contemplated hereby; provided, however, that nothing in the foregoing shall relieve any Affiliated Party from liability to the Lender under the Exclusivity Agreement or for any misapplication or misappropriation of any Asset Pool Proceeds or misappropriation of any Loan Collateral, or for any act of fraud or any knowing and intentional misrepresentation by or on behalf of the Borrower, the Servicer or any such Affiliated Party.

                  Section 9.18 Effective Date and Termination. This Agreement shall become effective upon execution and shall remain in force until the Facility Termination Date.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                       INOVISION-MEDCLR-NCOP-F, L.L.C.


                                       By_______________________________________
                                         Its____________________________________


                                       By_______________________________________
                                          Its___________________________________


                                       CFSC CAPITAL CORP. XXXIV


                                       By_______________________________________
                                         Its____________________________________




                       Signature Page to Credit Agreement

                                                                       EXHIBIT A


                                BORROWING REQUEST
                                 AND ACCEPTANCE

                                                      --------------------, ----

CFSC Capital Corp. XXXIV
12700 Whitewater Drive
Minnetonka, Minnesota 55437
Attn:  ____________________

         Re: Request for Loan under our Credit Agreement with you dated March 9,
             2001 (the "Credit Agreement")

Ladies and Gentlemen:

                  Unless otherwise expressly indicated, all capitalized terms used herein but not otherwise herein defined shall have the respective meanings ascribed to them in the Credit Agreement. On _________________, we intend to submit an offer to purchase a pool or pools of assets (the "Asset Pool"), which Asset Pool includes charged off credit card receivables and/or other delinquent or deficiency consumer obligations (the "Assets") from _______________________________________ (the "Asset Pool Seller") for a purchase price not to exceed $ _______ (the "Purchase Price"), such purchase to be effected pursuant to the terms and conditions of a purchase agreement which, if available, is in substantially the form attached hereto as Annex I (the "Purchase Agreement"). We anticipate that the Total Cost of the Asset Pool (which includes anticipated Purchase Expenses) will be $__________, as set forth and described in Annex II attached hereto. The terms and conditions of any deferred amounts payable to the Asset Pool Seller are as set forth and described in Annex II attached hereto.

                  Pursuant to Section 2.1 of the Credit Agreement, we hereby request that you make a Loan in the amount of $ ______________, which amount is ninety percent (90%) of the Total Cost of the Asset Pool. Our Asset Pool Equity Contribution with respect to the Asset Pool will be $______________, which is ten percent (10%) of the Total Cost of the Asset Pool.



                                 Exhibit A-1

                  To induce you to make the Loans requested above, we hereby represent and warrant to you the following:

                  (a) No Event of Default has occurred and is continuing, or will result from the making of this Borrowing Request or the transactions contemplated hereby;

                  (b) The conditions precedent set forth in Section 4.2 of the Credit Agreement are fully satisfied as of the date of the Borrowing Request; and

                  (c) The representations, warranties and covenants of the undersigned set forth in Article V and Section 4.3 of the Credit Agreement are true and correct as of the date of the Borrowing Request.

                  Pursuant to Section 2.1 of the Credit Agreement, included with this Borrowing Request is the following pertinent information and documentation relating to the Asset Pool:

                  (a) Attached hereto as Annex III is the related bid package as provided by the Asset Pool Seller; and

                  (b) Attached hereto as Annex IV is all relevant additional information regarding the Assets, including without limitation, the aggregate number of Accounts included in the Asset Pool, projections of Contingent Payments and projections of Asset Pool Proceeds, Purchase Expenses incurred to date, an estimate of future Purchase Expenses, a budget for the anticipated costs of collection to be incurred in collecting the Assets and all related cash flow models in sufficient detail to accurately describe the anticipated internal rate of return for the Assets, a projected payment schedule over the expected term of the Asset Pool as contemplated in Treasury Regulation ss. 1.12175-4(b) and other information material to our economic assumptions with respect to the Assets.

We will use our best efforts to promptly supply such additional pertinent information and documentation as you may request.




                                  Exhibit A-2

                  In accordance with Section 2.1 of the Credit Agreement, your failure to accept this Borrowing Request within the Response Period shall be deemed a rejection of this Borrowing Request by you.

                                         Very truly yours,

                                         INOVISION-MEDCLR-NCOP-F, L.L.C.


                                         By_____________________________________
                                           Its__________________________________


                                         By_____________________________________
                                           Its__________________________________


Accepted, Agreed and Acknowledged this
__ day of __________, 20__:

CFSC CAPITAL CORP. XXXIV

By ________________________________
   Its ____________________________



                                  Exhibit A-3

                                                                         ANNEX I




                              [Purchase Agreement]





                                   ANNEX I-1

                                                                        ANNEX II


                      [Computation of Estimated Total Cost]




                                   ANNEX II-1

                                                                       ANNEX III



                                  [Bid Package]





                                  ANNEX III-1

                                                                        ANNEX IV


                            [Asset Pool Information]




                                   ANNEX IV-1

                                                                     EXHIBIT B-1
                                                                  Pool Reference
                                                                  --------------
                                                                               -
                                                              ------------ ---
                                                              ------------------

                                 PROMISSORY NOTE

$___________                                               Minnetonka, Minnesota

                                                             -------------, ----

                  For value received, the undersigned, INOVISION-MEDCLR-NCOP-F, L.L.C., a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of CFSC CAPITAL CORP. XXXIV, a Delaware corporation (the "Lender"), at its main office in Minnetonka, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of
______________________________________________ _______________________________
dollars and __/100 ($__________), together with interest on the principal amount hereunder remaining unpaid from the date hereof until this Note is fully paid, at the interest rate in effect from time to time under the Credit Agreement (defined below) computed in accordance with the Credit Agreement, and all Contingent Payments computed in accordance with the provisions of the Credit Agreement.

                  The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement, but in any event will be due and payable in full on ___________, _______ (the "Loan Maturity Date"). This Note may be prepaid only in accordance with the Credit Agreement.

                  The "Credit Agreement," as referred to herein, shall mean that certain Credit Agreement dated as of March 9, 2001, by and among the undersigned and the Lender. This Note is issued in connection with the acquisition by the Borrower of a portfolio of assets from ________________ on (or about) the date hereof and such portfolio is described and referred to in the Lender's records as ________________. This Note is subject to and is payable in accordance with the Credit Agreement and is one of the Notes referred to therein.

                  This Note is secured, among other things, pursuant to the Security Agreement (as defined in the Credit Agreement) and the other Loan Documents (as defined in the Credit Agreement), and may now or hereafter be secured by one or more other security agreements, pledges, assignments, agreements or other instruments.

                  The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses, in the event this Note is not paid when due, whether or not legal proceedings are commenced. Presentment or other demand for payment, notice of dishonor and protest are expressly waived.



                                 Exhibit B-1-1

                                              INOVISION-MEDCLR-NCOP-F, L.L.C.


                                              By________________________________
                                                Its_____________________________


                                              By________________________________
                                                Its_____________________________



                                 Exhibit B-1-2

                                                                     EXHIBIT B-2
                                                                  Pool Reference
                                                                  --------------
                                                                               -
                                                              ------------ ---
                                                              ------------------

                                 PROMISSORY NOTE

$___________                                               Minnetonka, Minnesota

                                                             -------------, ----

                  For value received, the undersigned, INOVISION-MEDCLR-NCOP-F, L.L.C., a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of CFSC CAPITAL CORP. XXXIV, a Delaware corporation (the "Lender"), at its main office in Minnetonka, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of
______________________________________________ _______________________________
dollars and __/100 ($__________), together with interest on the principal amount hereunder remaining unpaid from the date hereof until this Note is fully paid, at the interest rate in effect from time to time under the Credit Agreement (defined below) computed in accordance with the Credit Agreement, and all Contingent Payments computed in accordance with the provisions of the Credit Agreement.

                  The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement, but in any event will be due and payable in full on ___________, _______ (the "Loan Maturity Date"). This Note may be prepaid only in accordance with the Credit Agreement.

                  The "Credit Agreement," as referred to herein, shall mean that certain Credit Agreement dated as of March 9, 2001, by and among the undersigned and the Lender. This Note is issued in connection with the acquisition by the Borrower of a portfolio of assets from ________________ on (or about) the date hereof and such portfolio is described and referred to in the Lender's records as ________________. This Note is subject to and is payable in accordance with the Credit Agreement and is one of the Notes referred to therein.

                  This Note is issued in replacement of, and substitution for, but not in payment of, the undersigned's Promissory Note dated
_________________, ____, payable to the order of the Lender in the original principal amount of $_____________.

                  This Note is secured, among other things, pursuant to the Security Agreement (as defined in the Credit Agreement) and the other Loan Documents (as defined in the Credit Agreement), and may now or hereafter be secured by one or more other security agreements, pledges, assignments, agreements or other instruments.



                                 Exhibit B-2-1

                  The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses, in the event this Note is not paid when due, whether or not legal proceedings are commenced. Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                         INOVISION-MEDCLR-NCOP-F, L.L.C.


                                         By_____________________________________
                                           Its__________________________________


                                         By_____________________________________
                                           Its__________________________________





                                 Exhibit B-2-2

                                                                    SCHEDULE 5.6

                       Material Litigation of the Borrower


                          [to be completed by Borrower]







                                     5.6-1